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                                                                  EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-84604 of DVI, Inc. on Form S-3 of our report dated October 3, 1994, appearing in the Annual Report on Form 10-K/A-1 of DVI, Inc. for the year ended June 30, 1994 and to the use of our report dated October 3, 1994 appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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Costa Mesa, California
June 15, 1995